UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  May 10, 2006
NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-61505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
     On May 10, 2006, the stockholders of NACCO Industries, Inc. (“NACCO”) approved (i) the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006) (the “NACCO Supplemental Annual Plan”), (ii) the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006) (the “NACCO LTIP”) and (iii) the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the “NACCO Supplemental LTIP”) (collectively, the “NACCO Compensation Plans”) for the benefit of key employees of NACCO. The NACCO Compensation Plans were adopted by the Compensation Committee of NACCO’s Board of Directors (the “Compensation Committee”) on February 7, 2006 and by the Board of Directors on March 8, 2006 and, in each case, were subject to approval by the stockholders of NACCO.
     The restatements of the NACCO Supplemental Annual Plan and the NACCO LTIP were adopted to ensure that the awards under the plans would continue to meet the criteria for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”). No substantive changes were made to the NACCO Supplemental Annual Plan. The NACCO Supplemental Annual Plan provides that each participant is eligible to earn a target incentive award during the award term of January 1, 2006 through December 31, 2006. Final awards for each participant are based on the participant’s target award measured against established performance criteria and performance by the participant against individual goals for the January 1, 2006 through December 31, 2006 performance period. The Compensation Committee, in its discretion, may also increase or decrease awards under the NACCO Supplemental Annual Plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, except with respect to participants who are or are likely to become “covered employees” under Section 162(m) of the Code. Awards under the NACCO Supplemental Annual Plan may range from 0% to 90% of the participant’s target award amount.
     On March 29, 2006, the Compensation Committee adopted, subject to stockholder approval of the NACCO Supplemental Annual Plan, the performance criteria for the NACCO Supplemental Annual Plan for 2006, which is based on NACCO’s consolidated return on total capital employed for the period January 1, 2006 through December 31, 2006.
     The restatement of the NACCO LTIP is substantially identical to the former plan, except that (i) the maximum amount that can be paid to a participant in a single year as a result of NACCO LTIP awards has been increased from $2,250,000 to $5,000,000 and (ii) the method of determining the average award share price has been revised as follows. Awards under the NACCO LTIP are paid partly in cash and partly in shares of NACCO’s Class A Common Stock (the “Award Shares”). The number of Award Shares is determined by dividing the stock component of the award by the average share price. For all awards, the number of shares will be based upon the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange at the end of each week during the year preceding commencement of the performance period (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange at the end of each week of the applicable performance period.

     For 2006, participants in the NACCO LTIP are eligible to earn a target long-term incentive award for the award term of January 1, 2006 through December 31, 2006 (the “Base Period Award”) and for the five-year performance period of January 1, 2006 through December 31, 2010 (the “Consistent Performance Award”). Final awards for NACCO LTIP participants are based on the participants’ target awards measured against the following performance criteria that was adopted, subject to stockholder approval of the NACCO LTIP, by the Compensation Committee on March 29, 2006: (a) for Base Period Awards, NACCO’s consolidated return on total capital employed from January 1, 2006 through December 31, 2006 and (b) for Consistent Performance Awards, NACCO’s consolidated return on total capital employed for the period January 1, 2006 through December 31, 2010.
     The NACCO Supplemental LTIP was adopted to give the Compensation Committee the discretion to reward executive officers of NACCO for extraordinary service or results. Awards under the NACCO Supplemental LTIP, if any, will be in amounts determined by the Compensation Committee, with the maximum annual award to any participant being limited to $1,000,000. A percentage of the awards, as determined by the Compensation Committee, will be distributed in shares of Class A Common Stock, the transfer of which will be restricted for ten years. The balance of the award will be paid in cash and is intended to be the approximate amount required to be withheld by NACCO for applicable taxes.
     Final incentive awards under the NACCO Compensation Plans, other than the Consistent Performance Awards, will be determined by the NACCO Compensation Committee following December 31, 2006. Such final incentive awards will be paid in cash and/or shares of Class A Common Stock, as applicable, less applicable federal, state and local income tax, social security and other standard withholdings and deductions, no later than March 15, 2007.
     The foregoing summary of the NACCO Compensation Plans is qualified in its entirety by reference to the full text of the NACCO Compensation Plans and related form of award agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are hereby incorporated herein by reference thereto.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 10, 2006, the Board of Directors of NACCO adopted amended and restated Bylaws (the “Amended Bylaws”), effective immediately. Various provisions of NACCO’s former Bylaws (the “Former Bylaws”) were either revised, reworded or reordered or new provisions were adopted to, among other things, update the Former Bylaws for changes in the General Corporation Law of the State of Delaware that have taken place since the Former Bylaws were last amended on May 5, 1987 and to clarify certain provisions of the Former Bylaws. The following summary of the changes in the terms of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Article I — Meetings of Stockholders
•	Section 1 was amended to allow the Board of Directors to hold a meeting of the stockholders by means of remote communication, to allow the Chairman, Chief Executive Officer, President or Secretary to designate the time and place of meetings of stockholders in the absence of a designation by the Board of Directors and to allow the Board of Directors to postpone or reschedule any previously scheduled meetings of stockholders.
•	The provision in Section 2 that stated that the annual meetings of stockholders would be held on the first Tuesday of May was deleted.

•	Section 3 was amended to clarify who may call special meetings of stockholders and the procedures for doing so.

•	Section 4 was amended to clarify provisions related to notices of adjournments at meetings of the stockholders.

•	Section 5 was added to provide for inspectors of election.

•	Section 6 was amended to provide that the holders of a majority of the voting power of all classes of stock entitled to vote at meetings of stockholders will constitute a quorum at all meetings of stockholders, rather than the holders of a majority of the issued and outstanding stock.

•	Section 7 was amended to provide additional detail regarding voting and proxies, including procedures for revoking proxies.

•	Section 8 was added to provide procedures for the order of business at stockholder meetings, including, but not limited to, an advance notice provision for stockholders to properly bring matters before an annual meeting of stockholders.
Article II — Directors
•	Section 1 was amended to clarify that the size of the Board of Directors may be determined only by a vote of a majority of the total number of directors then in office or by the affirmative vote of the holders of at least 80% of the outstanding voting power of all classes of stock, voting together as a single class at the annual meeting or a special meeting.

•	Section 2 was amended to clarify the procedures governing vacancies on the Board of Directors and new directorships.

•	Section 4 was added to provide procedures governing director resignations.

•	Sections 6 and 9 were amended to clarify the procedures governing notice of special meetings of the Board of Directors and participation in meetings of the Board of Directors by remote communication.

•	Section 10 was amended to clarify procedures related to the designation and appointment of members of the committees of the Board of Directors.

•	Section 12 was added to provide that the Board may establish the compensation of the members of the Board of Directors.

•	Section 13 was added to provide that the Board of Directors may adopt rules for the conduct of meetings of the Board of Directors and its oversight of the management of NACCO.

Article III — Notices
•	The sections of Article III were amended to, among other things, permit electronic transmissions and other similar mediums of communication for notices and waivers.
Article IV — Officers
•	Section 1 was amended to provide that any of the officer positions may be left vacant as the Board of Directors may determine and that the Board of Directors may delegate the duties of such vacant officer position.

•	Section 2 was amended to clarify that a committee of the Board of Directors may fix the compensation of all officers and agents of NACCO who are also directors.
Article V — Stock
•	Section 1 was amended to provide for the signature of a designated transfer agent on stock certificates.

•	Section 3 was amended to provide for additional detail related to the procedures governing lost, stolen or destroyed stock certificates.

•	Section 4 was amended to provide additional detail regarding the fixing of record dates.
Article VI — Indemnification
•	The sections of Article VI were amended to, among other things, specify and clarify NACCO’s obligations with respect to the indemnification of its directors, officers, employees and agents and the procedures related to any such indemnification.
Article VIII — Amendments
•	Article VIII was amended to specify and clarify how the Amended Bylaws may be amended or repealed.
General
•	The Amended Bylaws also contain a number of technical amendments to the Former Bylaws designed to update and clarify the provisions of the Former Bylaws, as well to make conforming changes throughout the Amended Bylaws.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of NACCO Industries, Inc.

Exhibit No.	Exhibit Description

10.1	NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.2	Form of award agreement for the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.3	NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.4	NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (Effective as of January 1, 2006)

10.5	Form of award agreement for the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (Effective as of January 1, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

	By:	/s/ Charles A. Bittenbender

Name: Charles A. Bittenbender
Title: Vice President, General Counsel and
Secretary
Date: May 15, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of NACCO Industries, Inc.

10.1	NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.2	Form of award agreement for the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.3	NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2006)

10.4	NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (Effective as of January 1, 2006)

10.5	Form of award agreement for the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (Effective as of January 1, 2006)